AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
              ____________________________________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ____________________________________________________
                             JAWS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   98-0167013
                      (IRS Employer Identification Number)

                            1013 - 17TH AVENUE S.W.,
                         CALGARY, ALBERTA CANADA T2T OA7
                    (Address of principal executive offices)

                              ROBERT KUBBERNUS, CEO
                             JAWS TECHNOLOGIES, INC.
                            1013 - 17TH AVENUE S.W.,
                         CALGARY, ALBERTA CANADA T2T OA7
                     (Name and address of agent for service)

                                 (403) 508-5055
          (Telephone number, including area code of agent for service)

                             JAWS TECHNOLOGIES, INC.
                                STOCK OPTION PLAN
                            (Full title of the Plan)
          _____________________________________________________________
                                    COPY TO:
                             Robert L. Sonfield, Jr.
                               Sonfield & Sonfield
                       770 South Post Oak Lane, Suite 435
                            Houston, Texas 77056-1913

                         CALCULATION OF REGISTRATION FEE



                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES TO    AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
BE REGISTERED              REGISTERED          SHARE (1)             PRICE (2)        REGISTRATION FEE
Common Stock,
  $.001 par value. . .      3,743,900  $               5.16  $         19,318,524  $        5,854.10

(1)  In  addition,  pursuant  to  Rule  416(c)  under  the  Securities  Act  of  1933, as amended, this
Registration  Statement also covers indeterminate amount of interests to be offered or sold pursuant to the  employee  benefit  plan(s)  described  herein.
(2)  Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule
457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for  the  Company's  common  shares  as  reported  over-the-counter by the Electronic Bulletin Board on
November  29,  1999.

                                     PART I

     The documents containing the information specified in this Part I will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference
             -------------------------------------------

     The documents listed in (a) through (c) below have been filed by the Registrant, JAWS Technologies, Inc. ("JAWS" or the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) Registration Statement on Form SB-2 on October 13, 1998, a Form 8-A on October 14, 1998 and amendments to the Registration Statement on Form SB-2 on January 11, 1999, May 3, 1999 and August 9, 1999. The Company also filed a Registration Statement on Form 10-SB on September 1, 1999 and amendments to that Registration Statement on October 7, 1999, October 22, 1999, October 28, 1999 and November 1, 1999. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

     (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-SB referred to in (a) above.

Item  4:     Description  of  Securities
             ---------------------------

     Not  Applicable

Item  5:     Interests  of  Named  Experts  and  Counsel.
             -------------------------------------------

     None

Item  6:     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------

     The  Nevada  Revised  Statutes  provides  that::

     The Company has the power to indemnify its directors and officers against liability for certain acts pursuant to the laws of Nevada, being the Company's state of incorporation. In addition, under the Articles of Incorporation of the Company, no director, officer or agent is personally liable to the Company or its stockholders for monetary damages arising out of a breach of such person's fiduciary duty to the Company, unless such breach involves intentional misconduct, fraud or a knowing violation of law.

     Liability  of  Directors  and  Officers.  No  director  or officer shall be
     ---------------------------------------
personally liable to the Company or stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, the director or officer shall be liable to the extent provided by the applicable laws for acts or omissions, which involve intentional misconduct, fraud or a knowing violation of law.

     The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Company for or with respect to any acts or omissions of such person occurring prior to this amendment. The Company's Articles state that it may, in its sole discretion indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of the Company, to the fullest extent allowed by the Nevada Revised Statutes.

     Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     The articles of incorporation of the Company provide that the Company will exercise, to the extent permitted by law, its power of indemnification, and that the foregoing right of indemnification shall not be exclusive of other rights to which a person shall be entitled as a matter of law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

NRS 78.138 DIRECTORS AND OFFICERS: EXERCISE OF POWERS AND PERFORMANCE OF DUTIES.

     1. Directors and officers shall exercise their powers in good faith and with a view to the interests of the corporation.

     2. In performing their respective duties, directors and officers are entitled to rely on information, opinions, reports, books of account or statements, including financial statements and other financial data, that are prepared or presented by:

     (a) One or more directors, officers or employees of the corporation reasonably believed to be reliable and competent in the matters prepared or presented;

     (b) Counsel, public accountants, or other persons as to matters reasonably believed to be within the preparer or presenter s professional or expert competence; or

     (c) A committee on which the director or officer relying thereon does not serve, established in accordance with NRS 78.125, as to matters within the committee s designated authority and matters on which the committee is reasonably believed to merit confidence, but a director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if he has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

     3. Directors and officers, in exercising their respective powers with a view to the interests of the corporation, may consider:

     (a) The interests of the corporation's employees, suppliers, creditors and customers;

     (b)  The  economy  of  the  state  and  nation;

     (c)  The  interests  of  the  community  and  of  society;  and

     (d) The long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

     This subsection does not create or authorize any causes of action against the corporation or its directors or officers.

     4. Directors may resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interest of the corporation:

     (a) Upon consideration of the interests of the corporation's stockholders and any of the matters set forth in subsection 3; or

     (b) Because the amount or nature of the indebtedness and other obligations to which the corporation or any successor to the property of either may become subject in connection with the change or potential change in control provides reasonable grounds to believe that, within a reasonable time:

          (1) The assets of the corporation or any successor would be or become less than its liabilities;

          (2)  The corporation or any successor would be or become insolvent; or

          (3) Any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation or any successor would be commenced by any person.

Item  7.     Exemption  From  Registration  Claimed.
             ---------------------------------------

     Not  Applicable

Item  8:     Exhibits
             --------

     The  following  documents  are  filed  as  Exhibits  to  this  Registration
Statement:

          4     --     Stock  Option  Plan

5     --     Opinion of Sonfield & Sonfield as to the authorization and issuance of  the  shares  being  registered.

          24.1     --     Consent of Sonfield & Sonfield (included in Exhibit 5)

          24.2     --     Consent of Ernst & Young, LLP, Independent Accountants

Item  9:     Undertakings
             ------------

     The  undersigned  registrant  hereby  undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                        6
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, CANADA, on the 22nd day of November, 1999.

JAWS  TECHNOLOGIES,  INC.                    JAWS  TECHNOLOGIES,  INC.



By:  /s/  Robert  Kubbernus                         By:  /s/  Riaz  Mamdani
   ------------------------                              ------------------
      Robert  Kubbernus,  Chief  Executive Officer                 Riaz Mamdani,
Chief  Financial  Officer

                               Exhibit 4 - Page 7
                                    EXHIBIT 4

                             JAWS TECHNOLOGIES, INC.
                                STOCK OPTION PLAN
                                -----------------

     1.     PURPOSE.  The  purpose  of this JAWS Technologies, Inc. Stock Option
            -------
Plan ("Plan") is to further the growth and development of JAWS Technologies, Inc. (the "Company") by providing, through ownership of stock of the Company, an incen-tive to officers, other key employees and directors who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries, to remain or become directors of the Company and to provide valuable services to the Company or its subsidiaries.

2.     INCENTIVE  AND  NON-QUALIFIED  STOCK OPTIONS.  Two types of Stock Options
       --------------------------------------------
(referred to herein as "Options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as Incentive Stock Options under Section 422 of the Code and Non-Qualified Stock Options not specifically authorized or qualified for favorable income tax treatment by the Code.

3.     DEFINITIONS.  The  following  definitions  are  applicable  to  the Plan:
       -----------

     3.1     BOARD.  The  Board  of  Directors  of  the  Company.
             -----

3.2     CODE.  The  Internal Revenue Code of 1986, as amended from time to time.
        ----

3.3     COMMON  STOCK.  The shares of the $.001 par value per share common stock
        -------------
of  the  Company.

3.4     COMPANY.  JAWS  Technologies,  Inc.,  a  Delaware  corporation.
        -------

3.5     DISABLED  OR  DISABILITY.  For the purposes of Section 7.4, a disability
        ------------------------
of the type defined in Section 22(e)(3) of the Code. The determination of whether an individual is Disabled or has a Disability is determined under procedures established by the Plan Administrator for purposes of the Plan.

     3.6     FAIR  MARKET  VALUE.  For  purposes  of  the Plan, the "fair market
             -------------------
value" per share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market System, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ, or (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market System, the closing price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the last trading day immediately preceding such date, or (c) if the Common Stock is not then listed on an exchange, the NASDAQ National Market
System or quoted on NASDAQ, an amount determined in good faith by the Plan Administrator.

     3.7     INCENTIVE  STOCK  OPTION.  Any  Stock  Option  intended  to  be and
             ------------------------
designated as an "incentive stock option" within the meaning of Section 422 of the Code.

3.8     NON-QUALIFIED  STOCK  OPTION.  Any Stock Option that is not an Incentive
        ----------------------------
Stock  Option.

3.9     OPTIONEE.  The  recipient  of  a  Stock  Option.
        --------

3.10     PLAN.  The  JAWS  Technologies, Inc. Stock Option Plan, as amended from
         ----
time  to  time.

3.11     PLAN ADMINISTRATOR.  The Board or the Compensation Committee designated
         ------------------
pursuant to Section 4.2 hereof to administer, construe and interpret the terms of the Plan.

3.12     STOCK  OPTION OR OPTION.  Any option to purchase shares of Common Stock
         -----------------------
granted  pursuant  to  Section  7  hereof.

     4.     ADMINISTRATION.
            --------------

     4.1     ADMINISTRATION  BY  BOARD. Subject to Sec-tion 4.2 hereof, the Plan
             -------------------------
Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are "outside directors" as defined in Treas. Regs. '1.162-27(e)(3) ("outside directors"). Anything to the contrary notwithstanding, the requirement that all members of the Board be outside directors shall not apply for any period of time during which the Company's Common Stock is not regis-tered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees and directors (as determined pursuant to Section 5) of the Company and its subsidiaries those employees and directors to whom Stock Options will be granted, to determine the timing and manner of the grant of the Options, to determine the exercise price, the number of shares covered by and all of the terms of the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advis-able for administration of the Plan. The interpretation and construction by the Plan Admin-istrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or deter-mination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

4.2     ADMINISTRATION  BY  COMMITTEE.  The  Board  may, in its sole discretion,
        -----------------------------
delegate any or all of its duties as Plan Administrator and, subject to the provisions of Section 4.1 of the Plan, at any time the Board includes any person who is not an outside director, the Board shall delegate all of its duties as Plan Administrator during such period of time to a compensation committee (the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are outside directors and "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission, to be appointed by and serve at the pleasure of the Board. Anything to the contrary notwithstanding, the requirement that all members of the Committee be non-employee directors and outside directors shall not apply for any period of time during which the Company's Common Stock is not regis-tered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended. Those provisions of the Plan that make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall apply only to reporting persons. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     5.     ELIGIBILITY.  Any  employee  or  director  (including any officer or
            -----------
director who is an employee) of the Company or any of its subsidiaries shall be eligible to receive Options under the Plan; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Incentive Stock Option is granted the Option price (determined in the manner provided in Section 7.2 hereof) is at least 110% of the Fair Market Value of the shares subject to the Option and such Option by its terms is not exer-cisable after the expiration of five years from the date such Option is granted. An Optionee may receive more than one Option under the Plan. However, non-employee directors are not eligible to receive an Incentive Stock Option under the Plan.

     6.     SHARES SUBJECT TO OPTIONS.  The stock available for grant of Options
            -------------------------
under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to exercise of Options granted under the Plan, as amended, shall not exceed 20% of all outstanding common shares (subject to adjustment as provided in Section 7.13 hereof), including shares previously issued under the Plan. The maximum number of shares with respect to which options may be granted to any employee in any one calendar year shall be 500,000 shares. In the event that any outstanding Option under the Plan for any reason expires, or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with respect to such shares.

7.     TERMS AND CONDITIONS OF OPTIONS.  Options granted under the Plan shall be
       -------------------------------
evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

     7.1     NUMBER  OF  SHARES  SUBJECT TO OPTION.  Each Option agreement shall
             -------------------------------------
specify  the  number  of  shares  subject  to  the  Option.

7.2     OPTION  PRICE.  The  purchase price for the shares subject to any Option
        -------------
shall be determined by the Plan Administrator at the time of grant, but shall not be less than par value per share. Anything to the contrary notwithstanding, the purchase price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the Option price shall not be less than 110% of the fair market value per share of the Common Stock of the Company on the date the Option is granted.

7.3     NOTICE  AND  PAYMENT.  Any  exercisable portion of a Stock Option may be
        --------------------
exercised  only  by:

     (a) delivery of a written notice to the Company, prior to the time when such Stock Option becomes unexercisable under Section 7.4 hereof, stating the number of shares being purchased and complying with all applicable rules established by the Plan Administrator;

(b)     payment  in full of the exercise price of such Option by, as applicable,
(i) cash or check for an amount equal to the aggregate Option exercise price for the number of shares being purchased, (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Options (a "cashless exercise"), or (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the purchase price for the number of shares being purchased by tendering shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock-for-stock exercise");

     (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsid-iary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or check payable to the Company, (ii) cashless exercise, (iii) stock-for-stock exercise, or (iv) a combination of one or more of the foregoing payment methods; and

(d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of Common Stock for which the Option was exer-cised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise.

     Notwithstanding the foregoing, the Company may extend and main-tain, or arrange for the extension and maintenance of, credit to any Optionee to finance the Optionee's purchase of shares pur-suant to exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

     7.4     TERM  OF  OPTION.  No  Option  shall  be  exercis-able  after  the
             ----------------
expiration of the earliest of (a) ten years after the date the Option is granted, (b) three months after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is for any reason other than Disability or death, (c) one year after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is a result of death or Disability; provided, however, that the Option agreement for any Option may provide for shorter periods in each of the foregoing instances. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term set forth in (a), above, shall not be more than five years after the date the Option is granted.

     7.5     EXERCISE  OF  OPTION.  No  Option  shall  be exercisable during the
             ---------------------
lifetime of an Optionee by any person other than the Optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. Unless otherwise provided by the Plan Administrator, each Option granted under the Plan shall become exercisable on a cumulative basis as to one-third (1/3) of the total number of shares covered thereby at any time after one year from the date the Option is granted and an additional one-third (1/3) of such total number of shares at any time after the end of each consecutive one-year period thereafter until the Option has become exercisable as to all of such total number of shares. To the extent that an Optionee has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the exercise price for such shares.

     7.6     NO  TRANSFER  OF  OPTION.  No  Option  shall  be transferable by an
             ------------------------
Optionee  otherwise  than  by  will  or  the  laws  of descent and distribution.

     7.7     LIMIT  ON INCENTIVE STOCK OPTIONS.  The aggregate fair market value
             ---------------------------------
(determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. The determination of which Stock Options shall be treated as Non-Qualified Stock Options shall be made by taking Stock Options into account in the order in which they were granted.

     7.8     RESTRICTION  ON  ISSUANCE  OF  SHARES.  The issuance of Options and
             -------------------------------------
shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limita-tion, any required qualification under the California Corporate Securities Law of 1968, as amended, or other state securities laws. If an Optionee acquires shares of Common Stock pursuant to the exercise of an Option at a time when the shares are not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the Plan Administrator, in its sole discretion, may require as a condition of issuance of shares covered by the Option that the shares of Common Stock shall be subject to restrictions on transfer. The Company may place a legend on the certificates evidencing the shares, reflecting the fact that they are subject to restrictions on transfer pursuant to the terms of this Section. In addition, the Optionee may be required to execute a shareholders' agreement in favor of the Company, its designee and/or other shareholders with respect to all or any of the shares so acquired. In such event, the terms of such agreement shall apply to such shares.

     7.9     INVESTMENT  REPRESENTATION.  Each  Option  shall  contain  and  any
             --------------------------
Optionee may be required, as a condition of the grant of the Option and the issuance of shares covered by his or her Option, to represent that the Option and the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof; and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

     7.10     RIGHTS AS A SHAREHOLDER OR EMPLOYEE.  An Optionee or transferee of
              -----------------------------------
an Option shall have no right as a shareholder of the Company with respect to any shares covered by any Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 7.13. Nothing in the Plan or in any Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee's employment at any time.

     7.11     NO  FRACTIONAL  SHARES.  In no event shall the Company be required
              ----------------------
to  issue  fractional  shares  upon  the  exercise  of  an  Option.

     7.12     EXERCISABILITY  IN  THE EVENT OF DEATH.  In the event of the death
              --------------------------------------
of the Optionee, any Option or unexercised portion thereof granted to the Optionee, to the extent exercis-able by him or her on the date of death, may be exercised by the Optionee's personal representatives, heirs, or legatees subject to the provisions of Section 7.4 hereof.

     7.13     RECAPITALIZATION  OR  REORGANIZATION  OF  COMPANY.  Except  as
              -------------------------------------------------
otherwise provided herein, appropriate and proportion-ate adjustments shall be made in the number and class of shares subject to the Plan, to the Option rights granted under the Plan, including the any formula grants or automatic grant authorizations, and the exercise price of such Option rights, in the event that the number of shares of Common Stock of the Company are increased or decreased as a result of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, whether by reason of a complete liquidation of the Company or a merger, reorganization, or conso-lidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, then if the Plan Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment to shares of Common Stock currently subject to Options under the Plan, or to prices or terms of outstanding Options, such adjustment shall be made in accordance with such determination.

     To the extent that the foregoing adjust-ments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, the determina-tion of which in that respect shall be final, binding, and conclusive. No right to purchase fractional shares shall result from any adjustment of Options pursuant to this Section. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Optionee whose Options shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

     In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised Options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that, notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise such Option in whole or in part without regard to any installment exercise provisions in the Option agreement.

     7.14     MODIFICATION,  EXTENSION,  AND RENEWAL OF OPTIONS.  Subject to the
              -------------------------------------------------
terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Options granted under the Plan, and accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator shall not, however, modify any outstanding Incentive Stock Option in any manner which would cause the Option not to qualify as an Incen-tive Stock Option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the exercise price for all shares subject to exercise under any outstanding Option shall not alter or impair any rights of the Optionee.

     7.15     OTHER  PROVISIONS.  Each  Option  may  contain  such  other terms,
              -----------------
provisions, and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

     8.     TERMINATION  OR  AMENDMENT  OF  THE PLAN.  The Board may at any time
            ----------------------------------------
terminate or amend the Plan; provided that, without approval of the holders of a majority of the shares of Common Stock of the Company represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) or by the written consent of a majority of the outstanding shares of Common Stock, there shall be, except by operation of the provisions of Section 7.13, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Options granted under the Plan, and no extension of the term of the Plan beyond ten (10) years after the earlier of the date the Plan is adopted or the date the Plan is approved by the Company's shareholders; and provided further that, without the consent of the Optionee or as provided by
Section 7.14 hereof, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof.

9.     INDEMNIFICATION.  To  the  extent  permitted  by  law, the Certificate of
       ---------------
Incorporation of the Company, the Bylaws of the Company and any indemnity agreements between the Company and its directors or employees, the Company shall indemnify each member of the Board and of the Plan Administrator, and any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan.

     10.     EFFECTIVE  DATE AND TERM OF PLAN.  This Plan shall become effective
             --------------------------------
(the "Effective Date") on July 1, 1998. No options granted under the Plan will be effective unless the Plan is approved by shareholders of the Company within 12 months of the date of adoption. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on June 30, 2008.

Dated:  _________,  1999

     JAWS  TECHNOLOGIES,  INC.



     By:__/s/Maggie  Burry________________________
          ----------------
         Maggie  Burry,  Vice  President  Human  Resources

                            Exhibit 5 & 24.1 - Page 1
                                EXHIBIT 5 & 24.1



S O N F I E L D  &  S O N F I E L D
A PROFESSIONAL CORPORATION

LEON SONFIELD (1865-1934). . . . . . .  ATTORNEYS AT LAW          NEW YORK
GEORGE M. SONFIELD (1899-1967) . . . .  LOS ANGELES
ROBERT L. SONFIELD (1893-1972) . . . .  770 SOUTH POST OAK LANE   WASHINGTON, D.C.
       ________________. . . . . . . .  HOUSTON, TEXAS 77056
FRANKLIN D. ROOSEVELT, JR. (1914-1988)  SONFIELD@IBM.NET
  TELECOPIER (713) 877-1547
ROBERT L. SONFIELD, JR.. . . . . . . .                     _____
MANAGING DIRECTOR. . . . . . . . . . .  TELEPHONE (713) 877-8333




                               November  30, 1999
Board  of  Directors
JAWS  Technologies,  Inc.
603-7th  Avenue  S.W.,  Suite  380
Calgary,  Alberta
Canada,  T2T  0A7

Dear  Gentlemen:

     In our capacity as counsel for JAWS Technologies, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 3,743,900 shares of common stock pursuant to the Plan as set out and described in the Company's Registration Statement on Form S-8 (File No. _______) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.
     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:
     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;
     (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;
     (3) The maximum of 3,743,900 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.
Yours  very  truly,


/s/SONFIELD  &  SONFIELD
------------------------
SONFIELD  &  SONFIELD

                              Exhibit 24.2 - Page 1
                                  EXHIBIT 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Form S-8 Registration Statement dated November 22, 1999, registering the shares of JAWS Technologies, Inc. ("the Company") underlying the Stock Option Plan, of our audit report dated March 22, 1999, accompanying the consolidated financial statements of the Company included by reference in the Form 10-SB, No. 333-65583 for the year ended 1998 and for the period from incorporation to December 31, 1997, filed with the Securities and Exchange Commission.




/s/ERNST  &  YOUNG,  LLP
------------------------
ERNST  &  YOUNG,  LLP
Chartered  Accountants


November  22,  1999
Calgary,  Canada